UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2017

PRA Health Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36732	46-3640387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4130 ParkLake Avenue, Suite 400, Raleigh, NC 27612

(Address of Principal Executive Offices) (Zip Code)

(919) 786-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 6, 2017, Pharmaceutical Research Associates, Inc., a Virginia corporation (“PRA”) and a wholly-owned subsidiary of PRA Health Sciences, Inc. (the “Company”), completed the previously announced acquisition of Symphony Health Solutions Corporation, a Delaware corporation (“Symphony Health”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 3, 2017, by and among PRA, Symphony Health, Skyhook Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of PRA (“Merger Sub”), and STG III, L.P., a Delaware limited partnership, solely in its capacity as the representative (the “Sellers Representative”) of holders of Symphony Health’s capital stock and stock options. Pursuant to the Merger Agreement, Merger Sub merged with and into Symphony Health on September 6, 2017 (the “Merger”), with Symphony Health continuing as the surviving corporation and a wholly-owned subsidiary of PRA.

Pursuant to the Merger Agreement, PRA paid approximately $530 million in cash for the outstanding equity of Symphony Health, which amount is subject to customary post-closing adjustment. Under the Merger Agreement, PRA may be required to make additional payments to the prior equity holders of Symphony Health pursuant to an earnout provision that is based on Symphony Health exceeding financial targets for the twelve month periods ending December 2017 and December 2018.

The Company funded the cash consideration for the Merger with proceeds from borrowings under the Joinder (as defined below). PRA, certain domestic subsidiaries of PRA, as grantors and guarantors, the lenders party thereto and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and collateral agent, entered into the Joinder Agreement (the “Joinder”) on September 6, 2017, which amended the Credit Agreement, dated as of December 6, 2016 (the “Credit Agreement” and, as amended by the Joinder, the “Amended Credit Agreement”), by and among the Company, PRA, as the borrower, each lender from time to time party thereto and Wells Fargo, as administrative agent, collateral agent, letter of credit issuer and swingline lender. Pursuant to the terms of the Joinder, PRA exercised its right under the Credit Agreement to establish an additional tranche of term loans (the “New Term Loan”), pursuant to which, on September 6, 2017, PRA borrowed an aggregate principal amount of $550 million to be used to finance the Merger and for general corporate purposes.

The New Term Loan matures on December 6, 2021 and bears interest at a rate equal to LIBOR or the adjusted base rate (“ABR”), plus a margin based on the ratio of total indebtedness to EBITDA, ranging from 1.25% to 2.00%, in the case of LIBOR rate loans, and 0.25% to 1.00%, in the case of ABR rate loans. Under the terms of the Joinder, the New Term Loan will amortize in equal quarterly installments of an aggregate annual amount equal to 2.5% of the original principal amount of the New Term Loan, with any remaining balance payable at maturity. Other than with respect to the applicable interest rate and amortization schedule, all terms and conditions applicable to the New Term Loan, including provisions governing mandatory and voluntary prepayments, affirmative and negative covenants and events of default and related penalties, are substantially the same as the terms and conditions contained in the Credit Agreement, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2016 (the “December 2016 8-K”).

On September 6, 2016, in connection with the Joinder, Symphony Health, Source Healthcare Analytics, LLC, a wholly-owned subsidiary of Symphony Health, Parallel 6, Inc., a wholly-owned subsidiary of PRA (collectively, the “New Subsidiary Guarantors”) and Wells Fargo, in its capacity as collateral agent (the “Collateral Agent”), entered into a supplement (the “Guarantee Supplement”) to the Guarantee, dated as of December 6, 2016 (the “Guarantee”), by and among the Company, PRA and certain subsidiaries of PRA (collectively, the “Existing Guarantors”), in favor of the Collateral Agent. Pursuant to the Guarantee Supplement, the New Subsidiary Guarantors unconditionally guarantee the obligations under the Amended Credit Agreement, on substantially the same terms as set forth in the Guarantee, as previously disclosed in the December 2016 8-K.

On September 6, 2016, in connection with the Joinder, the New Subsidiary Guarantors and the Collateral Agent entered into a supplement (the “Security Agreement Supplement”) to the Security Agreement, dated as of December 6, 2016 (the “Security Agreement”), by and among the Existing Guarantors in favor of the Collateral Agent. Pursuant to the Security Agreement Supplement, all obligations of PRA under the Amended Credit Agreement, and the guarantees of such obligations pursuant to the Guarantee and Guarantee Supplement, are secured, subject to permitted liens and other exceptions, by substantially all of the assets of the New Subsidiary Guarantors, including but not limited to: (i) a perfected pledge of all of the capital stock issued by the New Subsidiary Guarantors and (ii) perfected security interests in substantially all other tangible and intangible assets of the New Subsidiary Guarantors (subject to certain exceptions and exclusions).

The foregoing descriptions of the Merger Agreement, Joinder, Guarantee Supplement and Security Agreement Supplement do not purport to be complete and are qualified in their entirety by the terms of such agreements, which are incorporated herein by reference and attached to this report as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively.

Item 2.03.                       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.             Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial information required by Item 9.01(a) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The financial information required by Item 9.01(b) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d)     Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of August 3, 2017, by and among Pharmaceutical Research Associates, Inc., Symphony Health Solutions Corporation, Skyhook Merger Sub, Inc., and STG III, L.P. (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on August 7, 2017).

10.1*

Joinder Agreement, dated as September 6, 2017, by and among of Pharmaceutical Research Associates, Inc., PRA Health Sciences, Inc., each of the subsidiaries from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent and other agents and lenders party thereto.

10.2*

Supplement No. 1 to the Guarantee, by and among Symphony Health Solutions Corporation, Source Healthcare Analytics, LLC, and Parallel 6, Inc., in favor of Wells Fargo Bank, National Association, as collateral agent.

10.3*

Supplement No. 1 to the Security Agreement, by and among Symphony Health Solutions Corporation, Source Healthcare Analytics, LLC, and Parallel 6, Inc., in favor of Wells Fargo Bank, National Association, as collateral agent.

*                      Filed herewith.

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of August 3, 2017, by and among Pharmaceutical Research Associates, Inc., Symphony Health Solutions Corporation, Skyhook Merger Sub, Inc., and STG III, L.P. (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on August 7, 2017).

10.1*

Joinder Agreement, dated as September 6, 2017, by and among of Pharmaceutical Research Associates, Inc., PRA Health Sciences, Inc., each of the subsidiaries from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent and other agents and lenders party thereto.

10.2*

Supplement No. 1 to the Guarantee, by and among Symphony Health Solutions Corporation, Source Healthcare Analytics, LLC, and Parallel 6, Inc., in favor of Wells Fargo Bank, National Association, as collateral agent.

10.3*

Supplement No. 1 to the Security Agreement, by and among Symphony Health Solutions Corporation, Source Healthcare Analytics, LLC, and Parallel 6, Inc., in favor of Wells Fargo Bank, National Association, as collateral agent.

*                      Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Health Sciences, Inc.
(Registrant)

By:	/s/ Michael J. Bonello
	Name:	Michael J. Bonello
	Title:	SVP, Accounting, Corporate Controller and Assistant Treasurer

Date: September 11, 2017